Exhibit 23.02

CONSENT OF Arthur F. Bell, Jr. & Associates, L.L.C.

We consent to the use in the Prospectus constituting part of this Registration Statement on this Post-Effective Amendment No. 1 to Form S-1 of Global Macro Trust of our report dated April 23, 2013 on the statement of financial condition of Millburn Ridgefield Corporation as of December 31, 2012 which appears in such Prospectus. We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Arthur F. Bell, Jr. & Associates, L.L.C.

Hunt Valley, Maryland

October 16, 2013